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                                                                   EXHIBIT 10.24


                                   GUARANTY
                                   --------


To:  IWN, L.P.,
       a Delaware limited partnership
     IWN, Inc.
       a Delaware corporation


     Effective as of December 31, 1995, IWN, Inc., a Delaware corporation (hereinafter referred to as "IWN"), is entering into that certain Third Amended and Restated Agreement of Limited Partnership of IWN, L.P., dated and effective as of December 31, 1995 (the "Agreement"), together with Symphony Management Associates, Inc., a Delaware corporation ("SYMPHONY"), pursuant to which SYMPHONY agreed to make certain capital contributions to IWN, L.P., a Delaware limited partnership ("COMPANY"). SYMPHONY now desires to transfer and assign its entire Interest (as defined in the Agreement) in the Partnership to Symphony IWN Investment LLC, a Delaware limited liability company affiliated with SYMPHONY ("LLC"), pursuant to that certain Assignment and Substitution of Limited Partner, of even date herewith, among the COMPANY, SYMPHONY and LLC. In consideration of the assignment and substitution and of the financial considerations heretofore or hereafter granted by IWN and the COMPANY and LLC pursuant to the Agreement and the assignment and substitution, the undersigned (hereinafter referred to as "GUARANTOR") hereby guarantees, promises and undertakes as follows:

     1. GUARANTOR unconditionally, absolutely and irrevocably guarantees and promises to pay and perform in full all of LLC's obligations to make Capital Contributions as that term is defined in Section 3.3 of the Agreement (herein referred to as the "Obligations").

     2. This Guaranty is for the punctual payment and performance of LLC's Obligations in accordance with Section 3.3 of the Agreement, and not of collection. As such GUARANTOR agrees that it is directly and primarily liable hereunder to COMPANY and IWN, that the obligations hereunder are independent of the Obligations of LLC, or of any other guarantor, and that a separate action or actions may be brought and prosecuted by COMPANY and/or IWN against GUARANTOR, whether action is brought against LLC or any other guarantor or whether LLC or any other guarantor is joined in any such action or actions. GUARANTOR agrees that any releases which may be given by COMPANY and/or IWN to LLC or any other guarantor or endorser shall not release it from this Guaranty.

          As a condition to payment or performance by GUARANTOR under this Guaranty, COMPANY and/or IWN shall not be required to, and GUARANTOR hereby waives any and all rights to require COMPANY and/or IWN to: prosecute or seek to enforce any remedies against LLC or any other party liable to COMPANY and/or IWN on account of
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the obligations and/or to require COMPANY and/or IWN to seek to enforce or resort to any remedies with respect to any security interests, liens or encumbrances granted to COMPANY and/or IWN by LLC or any other party on account of the obligations.

     3. GUARANTOR hereby authorizes IWN, without notice or demand and without affecting its liability hereunder, from time to time to: (a) renew, compromise, extend, accelerate, or otherwise change the time for payment or the terms of any of the obligations, or any part thereof; and (b) release or substitute any one or more endorser(s) or GUARANTOR(s); GUARANTOR agrees that IWN may do any or all of the foregoing in such manner, upon such terms and at such times as IWN, in its discretion, deems advisable, without, in any way or respect, impairing, affecting, reducing or releasing GUARANTOR from its undertakings hereunder and GUARANTOR hereby consents to each and all of the foregoing acts, events and/or occurrences.

     4. GUARANTOR hereby waives any right to assert against COMPANY and/or IWN any defense (legal or equitable), set-off, counterclaim, and/or claim which GUARANTOR may now or at any time hereafter have against LLC and/or any other party liable to COMPANY and/or IWN in any way or manner.

          GUARANTOR hereby waives all defenses, counterclaims and off-sets of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of the Agreement.

          GUARANTOR hereby waives any right of subrogation GUARANTOR has or may have as against LLC with respect to the Obligations. In addition, GUARANTOR hereby waives any right to proceed against LLC, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which GUARANTOR may now have or hereafter have against the LLC with respect to the Obligations. GUARANTOR also hereby waives any rights to recourse to or with respect to any asset of LLC.

          GUARANTOR hereby waives any defense arising by reason of any claim based upon an election of, remedies by COMPANY and/or IWN, which, in any manner impairs, affects, reduces, releases, destroys and/or extinguishes GUARANTOR'S subrogation rights, rights to proceed against LLC for reimbursement, and/or any other rights of the GUARANTOR to proceed against LLC, against any other GUARANTOR, or against any other person or security. GUARANTOR waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default, notice of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional indebtedness, and all other notices or formalities to which GUARANTOR may be entitled.

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     5.   GUARANTOR is presently informed of the financial condition of the LLC and COMPANY and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. GUARANTOR hereby covenants that it will continue to keep itself informed of LLC's and COMPANY's financial condition, the status of other Guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment. GUARANTOR hereby waives its right, if any, to require COMPANY and/or IWN to disclose to it any information which COMPANY and/or IWN may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other GUARANTOR.

     6. This Guaranty shall continue in full force and effect until LLC's Obligations are fully paid, performed and discharged.

     7. This Guaranty shall be binding upon the successors and assigns of GUARANTOR and shall inure to the benefit of COMPANY's and/or IWN's successors and assigns.

     8. No modification of this Guaranty shall be effective for any purpose unless it is in writing and executed by COMPANY and IWN. This Guaranty merges all negotiations, stipulations and provisions relating to the subject matter of this Guaranty which preceded or may accompany the execution of this Guaranty.

     9. GUARANTOR agrees to pay reasonable attorneys' fees and all other costs and expenses which may be incurred by COMPANY and/or IWN in the enforcement of this Guaranty or in any way arising out of, following, or consequential to the enforcement of LLC's Obligations under this Guaranty.

     10. All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without choice of law or conflicts of law principles.

     11. GUARANTOR, COMPANY AND IWN EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ARISING OUT OF COMPANY AND/OR IWN's TRANSACTION WITH LLC.

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     IN WITNESS WHEREOF, the undersigned has executed this Guaranty this 11th day of March, 1996.

                              ("GUARANTOR")

                              Symphony Management Associates, Inc.



                                   /s/ Richard J. Donnelly
                              ----------------------------------
                              Name:    Richard J. Donnelly
                              Its:     Treasurer and Secretary

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